CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated January 27, 2012 on Global Stock Fund, International Stock Fund, Dreyfus U.S. Equity Fund and Dreyfus Select Managers Small Cap Value Fund for the fiscal year ended November 30, 2011 which are incorporated by reference in Post-Effective Amendment No. 77 to the Registration Statement (Form N‑1A Nos. 2-88816 and 811-3940) of Strategic Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 27, 2012